UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  December 22, 2010

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Initial Depositor
(Exact name of Registrant as specified in its charter)

Broadband HOLDRS (SM) Trust
[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-15807 (Commission File Number)	13-5674085 (I.R.S. Employer Identification No.)
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One Bryant Park
New York, New York 10036
(Address of principal executive offices and zip code)

(212) 449-1000
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Effective January 7, 2011, due to the 1 for 7 reverse stock split of Motorola, Inc., the quantity of shares of Motorola, Inc. represented by each 100 share round-lot of Broadband HOLDRS will decrease from 18 shares to 2.5714 shares.  As a result, once the allocation has been completed by The Depository Trust Company, deposits of Motorola, Inc. for creations of Broadband HOLDRS will decrease to 2.5714 shares per round-lot of 100 Broadband HOLDRS.  Effective January 4, 2011, Motorola, Inc. will change its name to Motorola Solutions, Inc. and will trade under NYSE ticker “MSI.”

Also, as a result of the spin-off of Motorola Mobility Holdings, Inc. from Motorola, Inc., a component of the Broadband HOLDRS Trust, Motorola Mobility Holdings, Inc. will be added as an underlying security of the Broadband HOLDRS Trust effective January 7, 2011 (pending verification that Motorola Mobility Holdings, Inc. has a GICS code that is the same as the GICS code represented in the Broadband HOLDRS Trust).  Shareholders of Motorola, Inc. will receive 0.125 shares of Motorola Mobility Holdings, Inc.  The Bank of New York Mellon will receive 2.25 shares of Motorola Mobility Holdings, Inc. for the 18 shares of Motorola, Inc. per 100 share round-lot of Broadband HOLDRS.  Effective January 7, 2011, 2.25 shares of Motorola Mobility Holdings, Inc. will be required for creations/cancellations per 100 share round-lot of Broadband HOLDRS.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Broadband HOLDRS Trust Prospectus Supplement dated December 22, 2010 to Prospectus dated April 15, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Date: December 22, 2010	By:	/s/ Liam B. O’Neil
	Name:	Liam B. O’Neil
	Title:	Managing Director

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Broadband HOLDRS Trust Prospectus Supplement dated December 22, 2010 to Prospectus dated April 15, 2010.